Filed pursuant to Rule 424(b)(5)

Registration No. 333-260641

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 10, 2021)

8,975,967 Shares of Common Stock

authID Inc. (the “Company” or “we”) is offering (the “Offering”) 8,975,967 shares of our common stock (the “Shares”) at a purchase price of $0.458 per share), pursuant to this prospectus supplement.

In a concurrent private placement, we are also selling to certain accredited investors 8,897,266 shares of our common stock (the “PIPE Shares”) at (i) the same price that they are being offered in the Offering for purchasers who are not directors, officers or insiders of the Company and (ii) $0.50 for purchasers who are directors, officers or insiders of the Company. The PIPE Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The PIPE Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

In addition to the Offering and the concurrent private placement, we are also issuing shares of our common stock in exchange for Convertible Notes (the “Note Exchange Shares”) to certain holders (the “Holders”) that are accredited investors of the Company’s March 2022 Senior Secured Convertible Notes (the “Convertible Notes”) (the “Note Exchange”). The Shares are being issued in exchange for Convertible Notes at a price equal to (i) $0.472 per Share for Holders who are not directors, officers or insiders of the Company or (ii) $0.515 per Share for Holders who are directors, officers or insiders of the Company. The Note Exchange Shares are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus.

We have retained Madison Global Partners, LLC, as the placement agent (the “Placement Agent”) with respect to this Offering. The Placement Agent is not purchasing or selling any shares offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but it has agreed to use its best efforts to arrange for the sale of all of the shares. We have agreed to pay the Placement Agents’ fees totaling 7% of the aggregate gross proceeds from the sale of the shares being offered hereby and warrants (the “Madison Warrants”) to purchase up to 1,253,695 shares of common stock of the Company (the “Madison Warrants Shares”), which equal to 7% of the aggregate number of Shares placed in the Offering. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the placement agent fees and the proceeds to us are not presently determinable and may be substantially different than the amounts set forth below, which assume the sale of all of the shares offered hereby. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AUID.” On May 24, 2023, the last reported sales price of our common stock on the Nasdaq Capital Market was $0.6507 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was $12,986,347, which was calculated based on 25,079,852 shares of outstanding common stock that were held by non-affiliates as of May 24, 2023, and a price per share of $0.5178, the average of the bid and ask of our common stock on the Nasdaq Capital Market on March 28, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to the registration statement (of which this prospectus supplement forms a part) with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the twelve calendar months immediately prior to and including the date of this prospectus supplement, we have not sold any shares of common stock pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per
	Share	Total
Offering price	$0.458	$4,111,000.00
Placement agent fees (1)	$0.032	$287,770.00
Proceeds, before expenses, to us	$0.426	$3,823,230.00

(1)We have also agreed to reimburse the Placement Agent for legal fees and other expenses incurred by it in connection with this offering, up to a maximum of $60,000. See “Plan of Distribution” for additional information regarding placement agent compensation and estimated offering expenses.

Delivery of the shares of common stock to the investors in book-entry form through the facilities of The Depository Trust Company, is expected to be made on or about May 26, 2023.

Madison Global Partners, LLC

The date of this prospectus supplement is May 23, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information and Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: authID Inc., 1385 S. Colorado Blvd., Suite 322, Denver, CO 80222, telephone number 516-274-8700.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, the terms “AUID,” the “Company,” “we,” “our” or “us” in this prospectus refer to authID Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Overview

We are a leading provider of secure, authentication solutions delivered by our easy to integrate Verified platform. Our Verified platform that delivers Human Factor AuthenticationTM, binds strong passwordless authentication with biometric identity, which offers our customers a streamlined path to zero trust architecture. Verified FIDO2 passwordless authentication is certified by the FIDO Alliance to be compliant and interoperable with FIDO specifications.

The explosive growth in online and mobile commerce, telemedicine, remote working and digital activities of all descriptions is self-evident to everyone who lived through the Covid 19 pandemic since 2020. Identity theft, phishing attacks, spear-phishing, password vulnerabilities, account takeovers, benefits fraud - it seems like these words have entered our daily lexicon overnight. These are significant impediments to the operations and growth of any business or organization, and dealing with the risks and consequences of these criminal activities has created significant friction in both time, cost and lost opportunity. Consider all the outdated methods that organizations have implemented in order to prevent fraud. The requests to receive and enter one-time passwords, that can be easily hijacked. The vulnerable security questions you get asked – whether on-line or when reaching out to a call center – what was your first pet’s name? who was your best friend in high school? These steps all add up to friction, making it difficult for consumers to login, transact and execute daily tasks, with little added protection from fraud. Surely there is a better way to address these challenges? authID believes there is.

authID provides secure, facial biometric, identity verification, and strong customer authentication. We maintain a global, cloud-based Verified platform for our enterprise customers or employees to enable their users to easily verify and authenticate their identity through a mobile device or desktop (with camera) of their choosing (without requiring dedicated hardware, or authentication apps). We can help our customers establish a proven identity, creating a root of trust that ensures the highest level of assurance for our passwordless login and step-up verification products. Our system enables participants to consent to transactions using their biometric information with a digitally signed authentication response, embedding the underlying transaction data and each user’s identity attributes within every electronic transaction message processed through our platform.

Digital transformation across all market segments requires trusted identity. Our identity platform offers innovative solutions that are flexible, fast and easy to integrate and offer seamless user experiences. authID’s products help advance digital transformation efforts without the fear of identity fraud, while delivering frictionless user experiences. We believe that it is also essential that electronic transactions have an audit trail, proving that the identity of the individual was duly authenticated. Our platform provides biometric and multi-factor identity software, which are intended to establish, authenticate and verify identity across a wide range of use cases and electronic transactions.

authID’s products focus on the broad requirement for enabling frictionless commerce by allowing an entity to instantly “Recognise their Customer”, their Employee or their Member. Organizations of all descriptions require cost-effective and secure means of growing their business while mitigating identity fraud. We aim to offer our enterprise customers products that can be integrated easily into each of their business and organizational operations, in order to facilitate their adoption and enhance the end user customer experience.

Our management believes that some of the advantages of our Verified Platform approach are the ability to leverage the platform to support a variety of vertical markets and the adaptability of the platform to the requirements of new markets and new products requiring cost-effective, secure, and configurable mobile solutions. Our target markets include cybersecurity, workforce, banking, fintech and other disrupters of traditional commerce, small and medium sized businesses, and system integrators working with government and Fortune 1000 enterprises. At its core, our offering, combining its proprietary and acquired biometric and artificial intelligence technologies (or AI), is intended to facilitate frictionless commerce, whether in the physical or digital world. We intend to increase our investment in developing, patenting and acquiring the various elements necessary to enhance the platform, which are intended to allow us to achieve our goals. One of the principal intended areas of investment is to enhance and expand our use of artificial intelligence in proprietary software, that we believe will increase our value to enterprise customers and stockholders alike.

We are dedicated to developing advanced methods of protecting consumer privacy and deploying ethical and socially responsible AI. We are developing a culture that proactively encourages and rewards our employees for considering the ethical implications of our products. We believe that a proactive commitment to ethical AI presents a strong business opportunity for authID and will enable us to bring more accurate products to market more quickly and with less risk to better serve our global user base. Our methods to achieve ethical AI include engaging the users of our products with informed consent, prioritizing the security of our user’s personal information, considering and avoiding potential bias in our algorithms, and monitoring of algorithm performance in our applications.

We were incorporated under the laws of the State of Delaware on September 21, 2011. We have limited operating history and have generated limited revenues from our activities. Our principal executive offices are located at 1385 S. Colorado Blvd., Suite 322, Denver, CO 80222.

Recent Developments

Convertible Notes

On March 21, 2022, we entered into a Securities Purchase Agreement (“SPA”) with certain accredited investors, including certain of our directors or their affiliates (the “Note Investors”), and, pursuant to the SPA, sold to the Note Investors Senior Secured Convertible Notes (the “Convertible Notes”) with an aggregate initial principal amount of approximately $9.2 million and a conversion price of $3.70 per share. The Convertible Notes were sold with an aggregate cash origination fee of approximately $200,000, and we issued a total of approximately 28,500 shares of our common stock to the Note Investors as an additional origination fee. The Convertible Notes accrue interest at the rate of 9.75% per annum, which will be payable in cash or, for some or all of the first five interest payments, in shares of our common stock at our option, on the last day of each calendar quarter before the maturity date and on the maturity date. The maturity date of the Convertible Notes is March 31, 2025.

On May 23, 2023, pursuant to a plan presented to us by certain of the Holders, we agreed to enter into an agreement with certain of the Holders to exchange their outstanding Convertible Notes provided that they participate in this Offering or a private placement to close concurrently with this Offering. In connection therewith, we entered into Exchange Agreements with Holders representing a principal amount of approximately $8.9 million of Convertible Notes (the “Exchange Agreements”) pursuant to which such Convertible Notes were exchanged for 19,043,245 shares of common stock including accrued interest at a price per share of (i) $0.472 for Holders who are not directors, officers or insiders of the Company or (ii) $0.515 for Holders who are directors, officers or insiders of the Company. As a result, we will continue to have Convertible Notes in the amount of $258,000 outstanding.

Annie Pham – Executive Retention Agreement

On May 11, 2023, we entered a Retention Agreement with Annie Pham, CFO of our company, pursuant to which we agreed to provide specified retention bonus amounts subject to certain performance conditions in the aggregate amount of up to $240,625 and to accelerate the vesting on her equity awards upon termination. This Agreement replaces the previous Executive Retention Agreement dated April 25, 2022, which was terminated and a release granted in relation thereto.

Engagement of Thomas R. Szoke

On April 12, 2023, we entered an Offer Letter with Thomas R. Szoke, a director of our company, pursuant to which Mr. Szoke agreed to serve as Chief Technology Officer in consideration of an initial annual salary of $250,000. Mr. Szoke received an initial signing bonus of $20,833 and will be eligible for an annual target bonus of up to $200,000 based on performance milestones. For the period ending March 31, 2024, a bonus amount of $40,000 shall be payable upon our company achieving increments of $1,000,000 in total contract value of all customer agreements less claw backs (“Bookings”) up to an aggregate of $5,000,000 in Bookings. For subsequent years, Mr. Szoke and the Compensation Committee of the Board will mutually agree as to the performance targets to earn for the annual bonus.

The vesting criteria of Mr. Szoke’s Stock Options to acquire 100,000 shares of common stock previously granted to Mr. Szoke on March 14, 2023 (the “Original Grant”) were amended pursuant to an Amended and Restated Stock Non-Statutory Option Agreement providing for vesting subject to achievement of performance and service conditions. All other terms of the Original Grant were not changed. Upon our company being able to grant additional options under a stock incentive plan, it will make an additional grant of options to Mr. Szoke to acquire 400,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions (the “Additional Grant”). The exercise price of the options shall be equal to the closing price of the common stock on the Nasdaq Stock Market on the date of such Additional Grant.

The employment of Mr. Szoke is at will and may be terminated at any time, with or without formal cause. We also entered an Executive Retention Agreement with Mr. Szoke, pursuant to which we agreed to provide specified severance and bonus amounts and to accelerate the vesting on his equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreement.  In the event of a termination upon a change of control or an involuntary termination, Mr. Szoke is entitled to receive an amount equal to 100% of his base salary, the actual bonus earned but unpaid for the previous year and any bonus that was earned but unpaid prior to the termination date. Further, upon termination upon a change of control or an involuntary termination, we will reimburse Mr. Szoke for the cost of continuation of health coverage for Mr. Szoke and his eligible dependents pursuant to COBRA until the earlier of 12 months following the termination date, the date Mr. Szoke and his dependents are eligible for health coverage from a new employer or the date Mr. Szoke and his eligible dependents are no longer eligible for COBRA.

Nasdaq Notice

On April 4, 2023, we received a notice letter from the Listing Qualifications staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”) as our stockholders’ equity of $283,536, as reported on our Annual Report on Form 10-K for the period ended December 31, 2022, was below $2.5 million, which is the minimum stockholders’ equity required for compliance with Rule 5550(b)(1). Further, as of April 3, 2023, we did not meet the alternative compliance standards relating to the market value of listed securities, or net income from continuing operations. We are also not currently in compliance with the Nasdaq continued listing requirement that we maintain a bid price for the Company’s common stock of above $1.00 per share (the “Bid Price Requirement”). The notice does not result in the immediate delisting of our common stock from the Nasdaq Capital Market.

There can be no assurance that we will be able to regain compliance with Nasdaq’s minimum stockholders’ equity requirement or maintain compliance with the other listing requirements. On May 19, 2023, we submitted a plan to regain compliance. If Nasdaq accepts our plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the notice, or until October 1, 2023, for us to demonstrate compliance with Rule 5550(b)(1). If Nasdaq does not accept our plan, or if Nasdaq does not grant an extension until, and we do not regain compliance by, October 1, 2023, or if we fail to satisfy another Nasdaq requirement for continued listing such as the Bid Price Requirement, Nasdaq could provide notice that our securities will become subject to delisting. In such event, Nasdaq rules permit us to request a hearing before an independent Hearings Panel, which has the authority to grant us an additional extension of time of up to 180 calendar days to regain compliance.

Engagement of Rhoniel A. Daguro

On March 23, 2023, we entered an Offer Letter with Rhoniel A. Daguro pursuant to which Mr. Daguro agreed to serve as our Chief Executive Officer in consideration of an initial annual salary of $400,000. Mr. Daguro will be eligible for an annual target bonus of up to $375,000 based on performance milestones. For the period ending March 31, 2024, a bonus amount of $75,000 shall be payable upon our company achieving up to an aggregate of $5,000,000 in Bookings. For subsequent years, Mr. Daguro and the Compensation Committee of the Board will mutually agree as to the performance targets to earn for the annual bonus.

On April 10, 2023, we provided Mr. Daguro with an initial grant of options (“Initial Grant”) to purchase 2,455,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions, at an exercise price of $0.397. Upon our company being able to grant additional options under a stock incentive plan, it will make an additional grant of options to Mr. Daguro to acquire 1,115,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions (the “Additional Grant”). The exercise price of the options shall be equal to the closing price of the common stock on the Nasdaq Stock Market on the date of such Additional Grant. If and to the extent that the exercise price under the Additional Grant is higher than the exercise price under the Initial Grant, we shall determine the incremental cost of the Additional Grant by deducting the exercise price of the Initial Grant from the exercise price of the Additional Grant and multiplying the difference by 1,115,000 (the “Difference”). The Difference shall be payable by the Company to Mr. Daguro as a bonus payable upon exercise of options comprised in the Additional Grant, by way of offset against the exercise price of such options to the extent of the total exercise price of the options being exercised at that time. To the extent that the entire Difference cannot be applied to any particular exercise, the balance shall be carried forward and applied to future exercises of the Additional Grant. In lieu of agreeing to pay the bonus, we may in our sole discretion elect to grant Mr. Daguro an additional 350,000 shares of common stock as part of the Additional Grant (for a total of 1,465,000 shares of common stock under the Additional Grant).

The employment of Mr. Daguro is at will and may be terminated at any time, with or without formal cause. We also entered an Executive Retention Agreement with Mr. Daguro, pursuant to which we agreed to provide specified severance and bonus amounts and to accelerate the vesting on his equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreement.  In the event of a termination upon a change of control or an involuntary termination, Mr. Daguro is entitled to receive an amount equal to 100% of his base salary, the actual bonus earned but unpaid for the previous year and any bonus that was earned but unpaid prior to the termination date. Further, upon termination upon a change of control or an involuntary termination, we will reimburse Mr. Daguro for the cost of continuation of health coverage for Mr. Daguro and his eligible dependents pursuant to COBRA until the earlier of 12 months following the termination date, the date Mr. Daguro and his dependents are eligible for health coverage from a new employer or the date Mr. Daguro and his eligible dependents are no longer eligible for COBRA.

Separation – Thomas Thimot

On March 23, 2023, we entered into a Confidential Separation Agreement and General Release with Thomas Thimot for the purposes of separation of Mr. Thimot from our company as Chief Executive Officer and an employee by mutual consent and settling, compromising and resolving all claims. Mr. Thimot’s resignation was effective March 23, 2023. In addition to our paying all accrued but unpaid salary and providing reimbursement for all outstanding expenses, we have agreed to pay Mr. Thimot $325,000 which shall be deferred until the earlier of April 1, 2025 and a change of control of our company and is subordinated to the initial advance in the amount of $900,000 made pursuant to the Amended & Restated Facility Agreement entered into as of March 8, 2023 between our company and Stephen Garchik, as well as to all our present and future secured indebtedness under the Senior Convertible Notes issued by the Company as of March 21, 2022 and pursuant to such Facility Agreement. Mr. Thimot will also be eligible for certain health benefits. The exercise period with respect to Mr. Thimot’s stock option to acquire 262,500 shares of common stock at an exercise price of $7.20 per share was extended through March 23, 2027. All unvested grants or other equity awards lapsed and are no longer exercisable as of the separation date.

Garchik Facility Agreement

On March 21, 2022, we entered into a Facility Agreement with Stephen J. Garchik, who was and is a shareholder of our company (“Garchik”), pursuant to which Garchik agreed to provide to us a $10.0 million unsecured standby line of credit facility that could be drawn down in several tranches, subject to certain conditions described in the Facility Agreement (the “Original Facility Agreement”). Pursuant to the Original Facility Agreement, we paid Garchik a facility commitment fee of 100,000 shares of our common stock (the “Facility Commitment Fee”) upon the effective date of the Original Facility Agreement.

On March 8, 2023, we entered into an Amended and Restated Facility Agreement with Garchik, pursuant to which the parties amended and restated the Original Facility Agreement in its entirety (the “A&R Facility Agreement”), to replace the credit facility contemplated by the Original Facility Agreement with (i) an initial credit facility to the Company in an amount of $900,000 (the “Initial Funding”) and (ii) the parties to use their reasonable best efforts after the Initial Funding to negotiate the terms of a subsequent credit facility in the aggregate amount of $2,700,000 (the “Subsequent Funding”).

On March 9, 2023, pursuant to the A&R Facility Agreement, the Company entered into a promissory note in favor of Garchik (the “Initial Promissory Note”), pursuant to which Garchik loaned us $900,000 (the “Principal Amount”). At the same time, as a condition to Garchik providing the Principal Amount, certain of our subsidiaries, ID Solutions, Inc., FIN Holdings, Inc. and Innovation in Motion, Inc. (the “Guarantors”) entered into a guaranty of the Initial Promissory Note with Garchik (the “Guaranty”).

A&R Facility Agreement

Under the A&R Facility Agreement, Garchik agreed to provide us the Initial Funding upon receipt of a fully executed Initial Promissory Note and an executed Release Agreement relating to the Original Facility Agreement (the “Release Agreement”). The parties agreed to use reasonable best efforts to negotiate the terms of the Subsequent Funding, and the A&R Facility Agreement will terminate if definitive documentation for the Subsequent Funding is not entered into before July 1, 2023, for any reason other than breach of a party’s obligations.

While the terms of the Subsequent Funding are subject to due diligence and final documentation, a summary of selected terms of the proposed financing is attached to the A&R Facility Agreement as Exhibit B thereto. The Subsequent Funding would be a $2,700,000 secured note facility with a 12% per annum interest rate, paid in kind, capitalized and added to the balance of the loan on a quarterly basis, calculated on a 360-day year basis, on the outstanding aggregate balance of the Subsequent Facility. The Subsequent Facility will mature twenty-four (24) months after effectiveness. Garchik will be granted a fully perfected, non-avoidable, first-priority security interest and lien on all of our assets. The Subsequent Facility would be the senior obligation of our company and will rank senior in right to payment of the obligations under the existing Senior Secured Convertible Notes entered into between our company and certain noteholders on March 21, 2022 (the “Convertible Notes”) and the liens granted in connection with the Subsequent Facility shall rank pari passu with the liens granted to holders of the Convertible Notes. Pursuant to this, we will use reasonable best efforts to obtain the consent of two-thirds of the holders of Convertible Notes.

In satisfaction of a condition precedent to the Initial Funding under the A&R Facility Agreement, Thomas L. Thimot, Phillip L. Kumnick, Philip R. Broenniman, Michael A. Gorriz and Neepa Patel, comprising all directors of our board of directors (the “Board of Directors”) other than Joseph Trelin, Michael L. Koehneman and Jacqueline L. White (the “Remaining Directors”), delivered their executed resignation letters to us in escrow (the “Board Resignation Letters”) that became effective as of the Initial Funding. Also in satisfaction of a condition precedent to the Initial Funding under the A&R Facility Agreement, on March 9, 2023, the Board of Directors appointed Joseph Trelin to our Compensation and Audit Committees, effective as of the Initial Funding.

The A&R Facility Agreement also provided Garchik with the right to nominate four (4) designees (not counting any Remaining Directors) (the “New Designees”) to be considered for election to the Board of Directors (the “Nomination Right”). In satisfaction of a condition precedent to the Initial Funding under the A&R Facility Agreement, the Board of Directors appointed four (4) New Designees to the Board, effective as of the Initial Funding.

Initial Promissory Note

Interest accrues on the Principal Amount until paid in full at a per annum rate equal to 15%, computed on the basis of a 360-day year and twelve 30-day months, payable in arrears on March 31, June 30, September 30 and December 31 of each year commencing March 31, 2023 or the first business day following each such date if any such date falls on a day which is not a business day, in cash. The Principal Amount shall mature on March 31, 2025.

We made standard (i) affirmative covenants to Garchik, including, but not limited to, in regard to its existence, payment obligations, business activities, financial information and use of proceeds and (ii) negative covenants to Garchik, including, but not limited to, in regard to the rank of indebtedness, incurrence of indebtedness, maintenance of insurance and properties, transactions with affiliates and disposition of assets.

While the Initial Promissory Note is unsecured, in the event of either (I) the conversion of the Convertible Notes of all amounts outstanding thereunder and the release of all liens over our assets granted by and through the Transaction Documents (as defined in the Convertible Notes) or (II) receipt of the consent of the requisite holders of the Convertible Notes, in each case, we will, as collateral security for the due and punctual payment and performance of all obligations under the Initial Promissory Note, pledge and assign to Garchik a first-priority, continuing security interest in substantially all of the assets of the Company, subject to exclusions consistent with those contained in the Transaction Documents. We have agreed to use its reasonable best efforts to deliver to Garchik an amendment to the Securities Purchase Agreement, dated as of March 21, 2022 (the “SPA”), pursuant to which the Convertible Notes were purchased, permitting the grant of that collateral security to Garchik. Upon the grant of that collateral security, interest will accrue on the outstanding Principal Amount under the Initial Promissory Note at a per annum rate equal to 12%.

The Initial Promissory Note includes customary Events of Default, including, among other things, (i) failing to make payment of any of the Principal Amount or interest due and such failure continues for not less than 5 business days without being cured; (ii) any representation or warranty in the Initial Promissory note being untrue in any material respect and such failure continuing for a period of not less than 5 business days without being cured; or (iii) the Initial Promissory Note shall for any reason cease to be, or shall be asserted by us or any affiliate thereof not to be, a legal, valid and binding obligation of our company. Upon an Event of Default, Garchik can declare all outstanding amounts under the Initial Promissory Note due, along with any accrued interest.

As a part of his subscription in the Offering, Garchik’s payment will be made through a combination of cash and an offset of the principal and accrued interest under and cancellation of the Initial Promissory Note.

Guaranty

In connection with our entering into the Initial Promissory Note with Garchik, each of our Guarantors agreed to, for the benefit and security of Garchik, guarantee the payment and performance all of our obligations under the Initial Promissory Note and the Guaranty.

Release Agreement

In connection with the A&R Facility Agreement, on March 9, 2023, we entered into the Release Agreement with Garchik, pursuant to which we mutually agreed with Garchik to release any and all rights to make a claim against the other and any existing claims against the other arising out of or relating to the Original Facility Agreement.

Board of Directors

On March 6, 2023, Mr. Thimot tendered his resignation as Chief Executive Officer to the Company, which became effective upon the appointment of his successor on March 23, 2023. Before the A&R Facility Agreement was entered into, Mr. Thimot, Phillip L. Kumnick, Philip R. Broenniman, Michael A. Gorriz and Neepa Patel (the “Retiring Directors”) tendered their resignations from the Board of Directors of the Company which became effective upon the Initial Funding. The Company thanks the Retiring Directors for their dedicated service to the Company.

On March 9, 2023, the Board of Directors appointed Joseph Trelin to our Compensation and Audit Committees.

Pursuant to the Nomination Right under the A&R Facility Agreement, Mr. Garchik nominated Mr. Daguro, Ken Jisser, Michael Thompson and Thomas Szoke for appointment to the Board of Directors. On March 9, 2023, the Board of Directors appointed Messrs. Daguro, Jisser, Thompson and Szoke as additional directors of our company (the “Additional Directors”) and reduced the size of the Board of Directors from eight directors to seven directors, with effect from the resignations of the Retiring Directors. Under the terms of the A&R Facility Agreement, the Nomination Right expired upon the appointment of the four (4) Additional Directors to the Board of Directors.

2023 Budget – Labor Reduction Plan

On February 14, 2023, our Board of Directors resolved to implement a revised budget for 2023 in order to reduce expenses and cash requirements and as part of such revised budget decided to re-balance staffing levels to better align with the evolving needs of the Company (the “Labor Reduction Plan”). Under the Labor Reduction Plan, 12 employees and 6 contractors have left our company. We have also given termination notice to certain vendors and contractors that provide services.

Cecil N. Smith III

On February 15, 2023, Cecil N. Smith III ceased to be an employee, and the President and Chief Technology Officer of our company pursuant to the Labor Reduction Plan. We had entered into an Executive Retention Agreement with Mr. Smith dated as of June 14, 2021, which provides for certain benefits upon termination of Mr. Smith’s employment and Mr. Smith subsequently signed a release of all prior claims in consideration of the payments to be made by us under the Executive Retention Agreement.

THE OFFERING

Securities we are offering	8,975,967 shares of common stock

Common stock to be outstanding after this offering, the concurrent private placement and the Note Exchange	62,780,915 shares

Offering price	$0.458 per share (or $0.50 if the purchaser is a director of the Company)

Use of proceeds	We estimate the net proceeds to us from this offering and the concurrent private offering will be approximately $7,218,558, after deducting placement agent fees and estimated offering expenses payable by us but prior to an offset of the principal and accrued interest under and cancellation of the Initial Promissory Note in the amount of $929,250. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital.

Concurrent private placement	In a concurrent private placement, we are selling to certain accredited investors 8,897,266 shares of common stock (the “PIPE Shares”). The PIPE Shares are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part nor are shares being offered pursuant to such prospectus supplement and base prospectus. The PIPE Shares are being offered pursuant to an exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. See “Private Placement Transaction.”
Note Exchange

In addition to the Offering and the concurrent private placement, we are also issuing shares of our common stock in exchange for Convertible Notes (the “Note Exchange Shares”) to certain holders (the “Holders”) that are accredited investors of the Company’s March 2022 Senior Secured Convertible Notes (the “Convertible Notes”) (the “Note Exchange”). The Shares are being issued in exchange for Convertible Notes at a price equal to (i) $0.472 per Share for Holders who are not directors, officers or insiders of the Company or (ii) $0.515 per Share for Holders who are directors, officers or insiders of the Company. The Note Exchange Shares are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus.

Dividend policy	We do not anticipate paying any cash dividends on our common stock for the foreseeable future.

Nasdaq symbol	“AUID”

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 2 of the accompanying prospectus and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 25,864,437 shares of common stock outstanding as of May 24, 2023, and excludes, as of that date:

●	2,729,226 shares of common stock issuable upon exercise of certain warrants at a weighted average exercise price of $2.30;

●	10,396,460 shares of common stock issuable upon exercise of certain stock options at the exercise price of $4.22 per share; and

●	69,730 shares of common stock issuable upon conversion of Convertible Notes outstanding after giving effect to the Holders’ agreement on May 23, 2023 to exchange Convertible Notes in the approximate principal amount of $8.9 million pursuant to the Exchange Agreements for 19,043,245 shares of common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement and in the accompanying prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

RISKS RELATED TO OUR SECURITIES AND THE OFFERING

If you purchase Common Stock sold in this offering, you will experience immediate dilution as a result of this offering.

Because the price per share of our Common Stock being offered may be higher than the net tangible book value per share of our Common Stock, you will experience dilution to the extent of the difference between the offering price per share of Common Stock you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value as of March 31, 2023, was approximately $(0.339) per share of Common Stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding.

Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

If you purchase shares of our Common Stock in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by purchasers in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a significant number of warrants, stock options and Convertible Notes outstanding. To the extent that outstanding warrants, stock options and Convertible Notes have been or may be exercised or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-10 for additional information. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Our share price may be volatile and could decline substantially.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;

●	our inability to commercialize our technology and products or, if successfully commercialized, our inability to sustain market acceptance of existing technology and products;

●	breaches of network or information technology security, presentation attacks, natural disasters or terrorist attacks could have an adverse effect on our business

●	our ability to continue as a going concern;

●	threatened or actual litigation or government investigations;

●	additional sales of our securities by us, our directors, executive officers or principal stockholders;

●	our operating and financial performance, quarterly or annual earnings relative to similar companies;

●	the public’s reaction to our press releases, our other public announcements and our filings with the Securities and Exchange Commission, or the SEC;

●	publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	announcements by us or our competitors of acquisitions, business plans or commercial relationships;

●	any major change in our board of directors or senior management;

●	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

●	short sales, hedging and other derivative transactions in our securities;

●	our creditworthiness, financial condition, performance, and prospects;

●	our dividend policy and whether dividends on our common stock have been, and are likely to be, declared and paid from time to time;

●	perceptions of the investment opportunity associated with our securities relative to other investment alternatives;

●	regulatory or legal developments;

●	changes in general market, economic, and political conditions, as well as uncertainty resulting from the COVID-19 pandemic, geopolitical tensions, and other macroeconomic conditions;

●	conditions or trends in our industry, or customers; and

●	changes in accounting standards, policies, guidance, interpretations or principles.

●	Our failure to meet the continued listing requirements of the Nasdaq Capital Market including the minimum stockholders’ equity and the minimum bid price requirement could result in a de-listing of our Common Stock

●	Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to de-listing of our common Stock.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. After giving effect to the sale by us of 8,975,967 shares of common stock, concurrent private placement of 8,897,266 shares of common stock at a price of $0.458 per share, note exchange of 19,043,245 shares of common stock and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.356 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2023 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants and stock options and the conversion of convertible notes may also result in further dilution of your investment. See the section entitled “Dilution” on page S-12 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a de-listing of our Common Stock.

On April 4, 2023, we received a notice letter from the Listing Qualifications staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”) as our stockholders’ equity of $283,536, as reported on our Annual Report on Form 10-K for the period ended December 31, 2022, was below $2.5 million, which is the minimum stockholders’ equity required for compliance with Rule 5550(b)(1). Further, as of April 3, 2023, we did not meet the alternative compliance standards relating to the market value of listed securities, or net income from continuing operations. We are also not currently in compliance with the Nasdaq continued listing requirement that we maintain a bid price for the Company’s common stock of above $1.00 per share (the “Bid Price Requirement”). The notice does not result in the immediate delisting of our common stock from the Nasdaq Capital Market. We are currently evaluating options to regain compliance and intend to timely submit a plan to regain compliance with Nasdaq’s minimum stockholders’ equity requirement.

There can be no assurance that we will be able to regain compliance with Nasdaq’s minimum stockholders’ equity requirement or maintain compliance with the other listing requirements. On May 19, 2023, we submitted a plan to regain compliance. If Nasdaq accepts our plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the notice, or until October 1, 2023, for us to demonstrate compliance with Rule 5550(b)(1). If Nasdaq does not accept our plan, or if Nasdaq does not grant an extension until, and we do not regain compliance by, October 1, 2023, or if we fail to satisfy another Nasdaq requirement for continued listing such as the Bid Price Requirement, Nasdaq could provide notice that our securities will become subject to delisting. In such event, Nasdaq rules permit us to request a hearing before an independent Hearings Panel, which has the authority to grant us an additional extension of time of up to 180 calendar days to regain compliance.

A Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and trading price of the common stock, and we cannot assure you that a Reverse Stock Split will increase our stock price and have the desired effect of increasing the market price of the common stock such that the market price of our common stock meets Nasdaq’s Minimum Bid Price Requirement.

The Company may effect a Reverse Stock Split to regain compliance with Nasdaq’s Minimum Bid Price Requirement. The Company’s Board expects that a Reverse Stock Split of the outstanding common stock will increase the market price of the common stock. However, the Company cannot be certain whether the Reverse Stock Split would lead to a sustained increase in the trading price or the trading market for the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced securities;

●	the Reverse Stock Split will result in a per share price that will increase the Company’s ability to attract and retain employees and other service providers;

●	the market price per post-split share will be sufficient to satisfy the Minimum Bid Price Requirement and

●	the Reverse Stock Split will increase the trading market for the common stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of common stock available in the public market.

The market price of the common stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than what would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split and this could have an adverse effect on the price of the common stock. If the market price of the shares of common stock declines subsequent to the effectiveness of the Reverse Stock Split, this will detrimentally impact the Company’s market capitalization and the market value of the Company’s public float.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The Reverse Stock Split may not help generate additional investor interest.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

USE OF PROCEEDS

We estimate that the net proceeds from this offering and the concurrent private placement, after placement agent fees and estimated offering expenses payable by us, will be approximately $7.2 million but prior to an offset of the principal and accrued interest under and cancellation of the Initial Promissory Note in the amount of $929,250.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. The timing and amount of our actual expenditures will be based on many factors and, as of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering.

We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2023. Such information is set forth on the following basis:

●	on an actual basis;

●	a pro forma basis, to give effect to (a) the issuance of 19,043,245 shares of common stock in connection with the Note Exchange; (b) the sale of the 8,975,967 shares of common stock in this Offering at an offering price of $0.458 per share (or $0.50 per share if the purchaser is a director), after deducting estimated placement agent fees and estimated offering expenses payable by us; and (c) the issuance and sale by us of 8,897,266 PIPE Shares in the concurrent private placement to this offering at the offering price of $0.458 per share (or $0.50 per share if the purchaser is a director), after deducting the estimated private placement fee and commissions and estimated offering expenses payable by us, and the use of proceeds therefrom.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus (in thousands).

	As of March 31, 2023
	(unaudited)
	Actual	Pro Forma
Cash and cash equivalents	1,587	7,876
Total liabilities	10,731	2,024	(1)
Total stockholders’ (deficit) equity	(3,900)	11,096
Total capitalization	(2,313)	18,972

(1)	Reflects an offset of the principal and accrued interest under and cancellation of the Initial Promissory Note in the amount of $929,250.

The outstanding share information in the table above excludes the following:

●	2,729,226 shares of common stock issuable upon exercise of certain warrants at a weighted average exercise price of $2.30.

●	10,396,460 shares of common stock issuable upon exercise of certain stock options at the exercise price of $4.22 per share; and

●	69,730 shares of common stock issuable upon conversion of Convertible Notes outstanding after giving effect to the Holders’ agreement on May 23, 2023 to exchange Convertible Notes in the approximate principal amount of $8.9 million pursuant to the Exchange Agreement for 19,043,245 shares of common stock.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of March 31, 2023 was approximately $(0.339) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the (a) the issuance of 19,043,245 shares of common stock in connection with the Note Exchange; (b) the sale of 8,975,967 shares of common stock in this Offering at the offering price set forth on the cover page of this prospectus supplement and after deducting estimated placement agent fees and expenses payable by us, and (c) the sale of 8,897,266 PIPE Shares in the concurrent private placement to this offering at the same offering price of the offering, after deducting the estimated private placement fee and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $0.102 per share of common stock. This represents an immediate increase in net tangible book value of $0.441 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.356 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share	$0. 458
Net tangible book value per share as of March 31, 2023	$(0. 339)
Increase per share attributable to this offering	$0. 441
As adjusted net tangible book value per share as of March 31, 2023 after this offering, the concurrent private placement and the issuance of 19,043,245 shares of common stock in connection with the Note Exchange	$0. 102
Dilution per share to new investors participating in this offering	$0.356

The number of shares of Common Stock that would be outstanding after this offering is based on 25,864,437 shares of Common Stock outstanding as of May 24, 2023 and excludes, as of that date:

●	2,729,226 shares of common stock issuable upon exercise of certain warrants at a weighted average exercise price of $2.30.

●	10,396,460 shares of common stock issuable upon exercise of certain stock options at the exercise price of $4.22 per share; and

●	69,730 shares of common stock issuable upon conversion of Convertible Notes outstanding after giving effect to the Holders’ agreement on May 23, 2023 to exchange Convertible Notes in the approximate principal amount of $8.9 million pursuant to the Exchange Agreement for 19,043,245 shares of common stock.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 8,975,967 shares of our common stock.

Additionally, in a concurrent private placement, we are selling to certain accredited investors 8,897,266 shares of common stock (the “PIPE Shares”). The PIPE Shares are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part nor are shares being offered pursuant to such prospectus supplement and base prospectus. The PIPE Shares are being offered pursuant to an exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. See “Private Placement Transaction.”

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” beginning on page 4 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with investors pursuant to which we will sell to such purchaser 8,975,967 shares of Common Stock.

The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. We have also agreed to indemnify the investor against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchaser as well as under certain other circumstances described in the securities purchase agreement.

We engaged Madison Global Partners, LLC, to act as our placement agent (the “Placement Agent”) for the Offering pursuant to a engagement letter dated April 20, 2023, to solicit offers to purchase the securities in this offering. The Placement Agent is not purchasing or selling any of the securities we are offering, and it is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but has agreed to use reasonable best efforts to arrange for the sale of the securities.

The Placement Agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. We established the price following negotiations with the placement agent and prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the securities will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

●	We will receive funds in the amount of the aggregate purchase price;

●	The Placement Agent will receive the placement agent fees; and

●	We will deliver the securities to the investor.

State Blue Sky Information

We have not applied to register our securities to retail customers in any state. Accordingly, you may purchase our securities in this offering only if you are an accredited investor. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7% of the gross proceeds we receive in the Offering (the “Cash Fee”). The Company shall not be required to pay the Placement Agent any fees or expenses except for the Cash Fee and the reimbursement of $60,000 in legal expenses with respect to the engagement as set forth in the placement agent agreement; provided, however, that this sentence in no way limits or impairs the indemnification or contribution provisions contained herein. We also agreed to issue the Placement Agent or its designees warrants to purchase 1,253,695 shares of common stock at an exercise price of $0.458 (the “Madison Warrants”). The Madison Warrants and common stock underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Placement Agent (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate these Warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date of the Offering. The exercise price and number of common stock issuable upon exercise of the Madison Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the warrant exercise price. The Madison Warrants will expire five years from the effective date of the offering.

We currently anticipate that the sale of securities offered by this prospectus supplement and the accompanying base prospectus will be completed on or about May 25, 2023, subject to customary closing conditions. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers. The estimated offering expenses payable by us, excluding the placement agent fees payable to the placement agent, will be approximately $60,000, which includes legal and printing costs and various other fees associated with registering and listing the common stock. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $7,218,558.

Lock-Up Agreements

Each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock without the prior written consent of the placement agent for a period of commencing on the date of the purchase agreement until 90 days after the closing of the offering. These lock-up agreements provide limited exceptions, and their restrictions may be waived at any time by the placement agent.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches and representations and warranties. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Additionally, the Placement Agent has made a Regulation M filing with FINRA in connection with this transaction.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent in its capacity as a placement agent and should not be relied upon by investors.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “AUID.” On May 24, 2023, the last reported sales price of our common stock on the Nasdaq Capital Market was $0.6507 per share.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of its various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the units offered hereby. Any such short positions could adversely affect future trading prices of the units offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing includes a brief summary of certain provisions of the engagement letter entered with the Placement Agent dated April 20, 2023 and securities purchase agreement that we have entered into and does not purport to be a complete statement of their terms and conditions. A copy of the engagement letter with the Placement Agent dated April 20, 2023 and the form of securities purchase agreement were filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-16.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of shares of common stock in this offering, we are also selling to certain accredited investors 8,897,266 PIPE Shares at the same price to the public in the Offering. The PIPE Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The PIPE Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

We are required within 45 days of the offering to file a registration statement on Form S-1 providing for the resale of the PIPE Shares. We are required to cause such registration to become effective within 120 days of the closing of the offering, and to keep such registration statement effective at all times until one year from the closing of the offering.

NOTE EXCHANGE

In addition to the Offering and the concurrent private placement, we are also issuing shares of our common stock in exchange for Convertible Notes (the “Note Exchange Shares”) to certain holders (the “Holders”) that are accredited investors of the Company’s March 2022 Senior Secured Convertible Notes (the “Convertible Notes”) (the “Note Exchange”). The Shares are being issued in exchange for Convertible Notes at a price equal to (i) $0.472 per Share for Holders who are not directors, officers or insiders of the Company or (ii) $0.515 per Share for Holders who are directors, officers or insiders of the Company. The Note Exchange Shares are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus.

We are required within 45 days of the Exchange Agreement to file a registration statement on Form S-1 provided for the resale of the Note Exchange Shares. We are required to cause such registration to become effective within 120 days of the closing of the offering, and to keep such registration statement effective at all times until one year from the closing of the offering.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Fleming PLLC, New York, New York. The Placement Agent is being represented in connection with this offering by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of authID Inc., as of December 31, 2022 and December 31, 2021 and twelve-month periods then ended, respectively, appearing in authID Inc.’s Annual Report on Form 10-K, have been audited by Cherry Bekaert LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the SEC on May 11, 2023;

●	our Current Reports on Form 8-K filed with the SEC on January 31, 2023, February 21, 2023, March 10, 2023, March 28, 2023, April 5, 2023, April 18, 2023, April 21, 2023 and May 16, 2023;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 17, 2023; and

●	a description of our common stock contained in our Form 10-K for the period ending December 31, 2022, filed with the SEC on March 30, 2023.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

authID Inc.

1385 S. Colorado Blvd., Suite 322

Denver, CO 80222

Tel: 516-274-8700.

PROSPECTUS

$200,000,000

IPSIDY INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, at any time and from time to time, in one or more offerings, any of the following securities:

●	common stock;

●	preferred stock;

●	debt securities;

●	Warrants; and

●	Units

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AUID.” On October 28, 2021, the last reported sales price of our common stock on the Nasdaq Capital Market was $13.25 per share. As of the date of this prospectus, other than our common stock, none of the securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Our principal executive office is located at 670 Long Beach Boulevard, Long Beach, New York 11561, telephone number: (516) 274-8700.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” beginning on page 2 of this prospectus, in our other filings with the Securities and Exchange Commission and in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2021.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell in one or more offerings from time to time any combination of securities described in this prospectus up to a maximum aggregate offering price of $200,000,000.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, the documents incorporated by reference herein or therein, and any other offering material (including any free writing prospectus) prepared by or on our behalf for a specific offering of securities, together with the additional information described in the section entitled “Where You Can Find More Information.” If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise specified, or the context otherwise requires, the references to “authid.ai”, “Ipsidy,” “our company,” “the Company,” “us,” “we” and “our” refer to Ipsidy Inc. together with its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the current views of our senior management with respect to future events and our financial performance. These statements include forward-looking statements with respect to our business and industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

●	market acceptance of our products;

●	our ability to attract and retain customers for existing and new products;

●	our ability to effectively maintain and update our technology and product and service portfolio;

●	our ability to hire and retain key personnel and additional talent;

●	our ability to continue as a going concern;

●	our ability to raise capital under acceptable terms;

●	our ability to maintain listing of our common stock on the Nasdaq Capital Market;

●	our ability to adequately protect our intellectual property, or the loss of some of our intellectual property rights through costly litigation or administrative proceedings;

●	our ability to operate in non-US markets;

●	the impact of the Covid-19 Pandemic;

●	legislation and government regulation; and

●	general economic conditions, inflation and access to capital.

Although we believe that the expectations reflected in the forward-looking statements are reasonable based on our current knowledge of our business and operations, we cannot guarantee future results, levels of activity, performance or achievements. The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements, including those made under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Any forward-looking statements you read in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference reflect our views as of their respective dates and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements and you should carefully consider all of the factors identified in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference that could cause actual results to differ. We assume no obligation to update these forward looking statements, except as required by law.

iii

IPSIDY INC.

authID.ai (Ipsidy Inc.) is a leading provider of secure, mobile, biometric identity verification software products delivered by an easy to integrate Identity as a Service (IDaaS) platform. Our mission is to eliminate all passwords and to be the preferred global platform for biometric identity authentication. Our vision is to enable every organization to “Recognise Your Customer” instantly, without friction or loss of privacy, powered by the most sophisticated biometric and artificial intelligence technologies.

The explosive growth in online and mobile commerce, telemedicine, remote working and digital activities of all descriptions is self-evident to everyone who lived through 2020. Identity theft, phishing attacks, spear-phishing, password vulnerabilities, account takeovers, benefits fraud - words that have entered our daily lexicon it seems like overnight. These risks are significant impediments to the operations and growth of any business or organization, and dealing with the consequences of these criminal activities has created significant friction in both time, cost and lost opportunity. Consider all the methods that organizations have had to implement in order to prevent fraud. The requests to receive and enter one-time passwords. The maddening questions you get asked – whether on-line or when reaching out to a call center – what was your first pet’s name? who was your best friend in high school? These steps all add up to friction, making it difficult for consumers to login, transact and execute daily tasks. Surely there is a better way to address these challenges? authID.ai believes there is.

authID.ai provides secure, biometric, identity verification, FIDO2 passwordless login and strong customer authentication. We maintain a global, cloud-based, IDaaS platform for our enterprise customers to enable their users to easily verify and authenticate their identity through a mobile phone or portable device of their choosing (as opposed to dedicated hardware). We establish a proven identity, creating a root of trust that ensures the highest level of assurance for our passwordless login and step-up verification products. Our system enables participants to consent to transactions using their biometric information with a digitally signed authentication response, embedding the underlying transaction data and each user’s identity attributes within every electronic transaction message processed through our platform.

Digital transformation across all market segments requires trusted identity. Our identity platform offers innovative solutions that are flexible, fast and easy to integrate and offer seamless user experiences. authID’s products help advance digital transformation efforts without the fear of identity fraud, while delivering frictionless user experiences. We believe that it is also essential that every electronic transaction has an audit trail, proving that the identity of the individual was duly authenticated. Our platform provides biometric and multi-factor identity software, which are intended to establish, authenticate, and verify identity across a wide range of use cases and electronic transactions.

authID’s products focus on the broad requirement for enabling frictionless commerce by allowing an entity to instantly “Recognise their Customer”. Organizations of all descriptions require cost-effective and secure means of growing their business while mitigating identity fraud. We aim to offer our enterprise customers products that can be integrated easily into each of their business and organizational operations, in order to facilitate their adoption and enhance the end user customer experience.

Our management believes that some of the advantages of our IDaaS Platform approach are the ability to leverage the platform to support a variety of vertical markets and the adaptability of the platform to the requirements of new markets and new products requiring cost-effective, secure, and configurable mobile solutions. Our target markets include banking, fintech and other disrupters of traditional commerce, small and medium sized businesses, and system integrators working with government and Fortune 1000 enterprises. At its core, the Company’s offering, combining its proprietary and acquired biometric and artificial intelligence technologies (or AI), is intended to facilitate frictionless commerce, whether in the physical or digital world. The Company intends to increase its investment in developing, patenting, and acquiring the various elements necessary to enhance the platform, which are intended to allow us to achieve our goals. One of the principal intended areas of investment is to enhance and expand our use of artificial intelligence in proprietary software, that we believe will increase our value to enterprise customers and stockholders alike.

authID.ai is dedicated to developing advanced methods of protecting consumer privacy and deploying ethical and socially responsible AI. authID is developing a culture that proactively encourages and rewards our employees for considering the ethical implications of our products. We believe that a proactive commitment to ethical AI presents a strong business opportunity for authID and will enable us to bring more accurate products to market more quickly and with less risk to better serve our global user base. Our methods to achieve ethical AI include engaging the users of our products with informed consent, prioritizing the security of our user’s personal information, considering and avoiding potential bias in our algorithms, and monitoring of algorithm performance in our applications.

We are a Delaware corporation. Our executive offices are located at 670 Long Beach Boulevard, Long Beach, New York 11561, and our telephone number is 516-274-8700. Our website is www.authid.ai. Information contained in, or accessible through, our website does not constitute part of, and should not be construed as being incorporated by reference into, this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our capital stock and certain provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the fourth amended and restated certificate of incorporation and amended and restated bylaws. The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety for a complete description of the rights and preferences of our capital stock, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our amended and restated certificate of incorporation provides for a single class of Common Stock and shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 1,020,000,000 shares, all with a par value of $0.0001 per share, of which 1,000,000,000 shares are designated as Common Stock and 20,000,000 shares are designated as preferred stock.

As of October 28, 2021, we had outstanding 23,204,488 shares of Common Stock held by approximately 250 stockholders of record and no shares of preferred stock.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock of which there are none outstanding as of October 28, 2021, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock of which there are none outstanding as of October 28, 2021, each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our Common Stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a majority of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Liquidation

In the event of the liquidation, dissolution or winding up of our company, holders of our Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

No shares of our preferred stock are outstanding. Pursuant to the amended and restated certificate of incorporation, we are authorized to issue up to 20,000,000 shares of preferred stock. Our amended and restated certificate of incorporation authorizes our board, without any further stockholder action or approval, to issue these shares in one or more classes or series, to establish from time to time the number of shares to be included in each class or series and to fix the rights, preferences and privileges of the shares of each wholly unissued class or series and any of its qualifications, limitations or restrictions. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Additionally, the issuance of preferred stock may decrease the market price of our Common Stock. We currently have no plans to issue any shares of preferred stock.

Options

As of September 30, 2021, we had options to purchase 9,322,153 shares of our Common Stock outstanding pursuant to the Company’s Equity Incentive Plans with exercise prices ranging from $0.003 to $13.50 per share, with an approximate weighted average exercise price of $6.28 per share.

Warrants

As of September 30, 2021 we had outstanding warrants to purchase 1,413,611 shares of Common Stock with exercise prices ranging from $1.80 to $8.75 per share, with an approximate weighted average exercise price of $4.61 per share.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of preferred stock and Common Stock, and our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also will provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Transfer Agent and Registrar

The stock transfer agent for our securities is Computershare N.A. 150 Royall Street, Canton, MA 02021, and its telephone number is 877-373-6374.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AUID”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities will be senior debt securities and will be issued under an indenture between us and a trustee. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank equally with any of our other senior and unsubordinated debt.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

●	the title of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the principal amount of the debt securities will mature;

●	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

●	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

●	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

●	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

●	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

●	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

●	if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

●	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

●	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

●	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

●	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

●	the designation of the original currency determination agent, if any;

●	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

●	if the debt security is also an original issue discount debt security, the yield to maturity;

●	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

●	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

●	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

●	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

●	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

●	the assets, if any, that will be pledged as security for the payment of the debt security;

●	the forms of the debt securities; and

●	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:

●	the title of the warrants;

●	the offering price, if any;

●	the aggregate number of warrants;

●	the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

●	the exercise price of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	a discussion of certain federal income tax considerations, if applicable;

●	the redemption or call provisions, if any;

●	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

●	if applicable, the antidilution provisions of the warrants;

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

●	any other material terms of the warrants.

The shares of common stock or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

●	vote or consent;

●	receive dividends;

●	payments of principal of and interest, if any, on the securities;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights whatsoever as our stockholders.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	through a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which the underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; or

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation paid to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. We may elect to list any other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

EXPERTS

The financial statements of Ipsidy Inc. as of December 31, 2020 and 2019 and for each of the years then ended included in this Registration Statement, of which this Prospectus forms a part, have been so included in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fleming PLLC, New York, New York. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Ipsidy Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including Ipsidy, that file electronically with the SEC. The public can obtain any document that Ipsidy files electronically with the SEC at www.sec.gov.

Our website address is located at www.authid.ai. We make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of any offering and on or after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto, unless specifically referenced below.

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on March 8, 2021.

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 5, 2021.

(3)	Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 8, 2021, January 22, 2021, March 23, 2021, June 15, 2021, July 7, 2021, August 24, 2021 and August 26, 2021.

(4)	The description of our common stock contained in the Registration Statement on Form 8-A filed on August 17, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents) at no cost upon written or oral request. Any such request can be made by writing or telephoning us at the following address and telephone number:

Ipsidy Inc.

670 Long Beach Boulevard

Long Beach, New York 11561

Attn: Secretary

(516) 274-8700

8,975,967 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Madison Global Partners, LLC

May 23, 2023